Treasury Index LinkEd Securities (TILESSM)
Series 2005-1
UNITS CUSIP NO.
89465F206
Distribution Date
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the final Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the final Distribution Date allocable to principal and interest, is as set forth below:
Beginning Principal
Amount
Principal
Payment
Principal Loss
Ending Principal
Amount
10-Year
CMT Rate
Fixed
Rate
Spread
Total
Rate
Day Count
Interest Amount
Due
Total Distribution
$12,050,000.00 $5,541,169.23 $6,508,830.77 $0.00 1.87% 0.35% 2.22% 30/360 $124,094.92 $5,665,264.15
Additional Information
$6,700,000.00
$5,665,264.15
Underlying Security: JP MORGAN CHASE CAP 5.850% 8/01/35
7/12/2012
46627VAA5
$12,050,000
5.85000%
$12,365,264.15
CUSIP Moody's S & P Moody's S & P
Units N/A A- N/A WD
Underlying Security A1 (Watch Neg) A- WD WD
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Cusip
Principal Balance prior to Call
Annual Coupon Rate (Fixed)
Call Payment Received
Current Ratings
To the Holders of:
Swap Settlement Amount to Swap Counterparty
Available Funds for Distribution
July 18, 2012
Original Ratings
Call Payment Date